Exhibit 5.5

June 3, 2009

Visant Corporation

357 Main Street, 1st Floor

Armonk, New York 10504

Re:    Supplemental Indenture

Ladies and Gentlemen:

We have acted as local Maryland counsel to Phoenix (Md.) Realty, LLC, a Maryland limited liability company (the “Company”), in connection with that certain Supplemental Indenture, dated April 1, 2008 (the “Supplemental Indenture”), among the Company; Phoenix Color Corp., a Delaware corporation (“Phoenix”); Visant Corporation (f/k/a Jostens IH Corp.), a Delaware corporation (“Visant”); PCC Express, Inc., a Delaware corporation (“PCC”); Jaguar Advanced Graphics Group, Inc., a New York corporation (“Jaguar”); the other Guarantors (as defined in the Indenture, as defined below) referred to therein (collectively with the Company, Phoenix, PCC and Jaguar, the “Guarantors”); and The Bank of New York Mellon Trust Company, N.A. (formerly known as The Bank of New York), as trustee (the “Trustee”); in connection with the preparation of the Post-Effective Amendment No. 1 to the Registration Statement on Form S-1 (the “Post-Effective Amendment”) to be filed with the Securities and Exchange Commission (the “Commission”) on behalf of Visant and the Guarantors relating to Visant’s offer of $500,000,000 aggregate principal amount of 7 5/8% senior subordinated notes due 2012 (the “Notes”) and the guarantees made by the Guarantors with respect to the Notes, as more fully described in the Post-Effective Amendment. The issuance of the Notes is contemplated under that certain Indenture, dated as of October 4, 2004, among Visant, the Guarantors named therein and the Trustee (the “Indenture”), as supplemented by the Supplemental Indenture. The Indenture and the Supplemental Indenture are sometimes referred to herein as the “Indenture Documents.”

Unless otherwise indicated, capitalized terms used herein but not otherwise defined herein shall have the respective meanings set forth in the Indenture, as amended by the Supplemental Indenture. Visant, the Guarantors and the Trustee are sometimes referred to herein collectively as “Parties.”

June 3, 2009

In rendering the opinions set forth herein, we have examined:

(a) A copy of the Articles of Organization of the Company, certified as true and correct by a certificate from the Maryland State Department of Assessments and Taxation, dated May 12, 2009, and further certified as true and correct as of the date hereof by the Secretary of the Company (the “Articles of Organization”);

(b) A copy of the Operating Agreement of the Company, certified as true and correct as of the date hereof, by the Secretary of the Company, including the By-Laws of the Company attached as Exhibit B to the Operating Agreement;

(c) A certificate from Maryland State Department of Assessments and Taxation, dated May 14, 2009, with respect to the status of the Company as a limited liability company in good standing under the laws of the State of Maryland (the “Good Standing Certificate”);

(d) A copy of resolutions adopted by the Board of Managers of the Company, dated as of May 14, 2008, authorizing, inter alia, the execution and delivery of the Supplemental Indenture, certified as true and correct as of the date hereof by the Secretary of the Company;

(e) The Officer’s Certificate with respect to the Company, which is attached hereto as Exhibit A (the “Officer’s Certificate”);

(f) An executed copy of the Supplemental Indenture; and

(g) A conformed copy of the Indenture.

Insofar as an opinion expressed herein relates to our knowledge of matters set forth in the Officer’s Certificate, we have relied solely upon such certificate with respect to the accuracy and completeness of the matters contained in such certificate and we have not independently verified or established the accuracy or completeness of such matters.

In reaching the opinions set forth below, we have assumed, without making any independent investigation or verification of such matters, and to our knowledge there are no facts inconsistent with, the following: (i) all certificates of public officials and all records and documents furnished to us by or on behalf of the Company and examined by us in connection with the preparation of this opinion letter are authentic and, to the extent material to any opinion hereinafter expressed, accurate and complete, and, to the extent represented by photostatic or certified copies, conform to the respective originals; (ii) all signatures contained in such records and documents (including the signatures of officers of the Company) are genuine signatures of the party purporting to have signed the same; (iii) all natural persons signing said documents and records had, at the time of such signing, full legal capacity to sign and deliver said documents and records; (iv) no action has been taken which amends, revokes or terminates any of the corporate and organizational documents and records, certificates and representations which we have reviewed; (v) the execution, delivery and performance by the Parties, other than the

June 3, 2009

Company, of the Indenture Documents do not and will not violate any law applicable to such Parties; (vi) the Indenture Documents are the valid and legally binding obligation of the Trustee; and (vii) all verbal statements from employees or public officials are accurate and no facts or circumstances have occurred after such statements were made which may render such statements untrue.

Based upon and subject to the foregoing, and subject to the qualifications, exceptions, limitations and further assumptions set forth below, we are of the opinion that:

1. The Company is a limited liability company duly formed, validly existing and, based solely upon the Good Standing Certificate, in good standing under the laws of the State of Maryland.

2. The Company’s execution, delivery and performance of the Supplemental Indenture has been duly authorized by the Company, and the Supplemental Indenture has been duly executed and, based solely on our review of the Officer’s Certificate, delivered by the Company.

3. The execution, delivery and performance by the Company of the Supplemental Indenture do not and will not violate the laws of the State of Maryland.

The opinions expressed herein are subject to the following additional assumptions, limitations, qualifications and exceptions:

(a) As to questions of fact, we have relied upon (i) the accuracy and completeness of the statements made in the Indenture Documents, and (ii) the Officer’s Certificate.

(b) Our opinions are subject to the effects of bankruptcy, insolvency, reorganization, arrangement, moratorium, fraudulent transfer, fraudulent conveyance or similar laws or equitable principles (whether applied in any proceeding at law or in equity) of general application now or hereafter in effect relating to or affecting the rights of creditors. Without limiting the generality of the foregoing, our opinion expressed in Paragraph 3 is qualified to the extent the execution, delivery and performance by the Company of the Supplemental Indenture may violate Maryland laws governing fraudulent conveyance or fraudulent transfer.

(c) We express no opinion as to the application or requirements of any Maryland or federal securities, patent, trademark, copyright, antitrust or unfair competition, environmental, transportation, pension or employee benefit, or tax laws, or any rule or regulation promulgated thereunder.

(d) Our opinions are limited to the laws of the State of Maryland. We express no opinion as to the effect or applicability of any law of any other jurisdiction or as to any provision in any of the Indenture Documents providing for the application of any other law. In this regard, we note that the Indenture Documents state that they are governed by New York law.

June 3, 2009

This opinion is limited to the matters expressly stated herein. No other opinions are to be inferred to extend this opinion beyond the matters expressly stated herein. This opinion is expressed as of the date hereof. We do not assume any obligation to update or supplement this opinion to reflect, or otherwise advise you of, any facts or circumstances which may thereafter come to our attention or any changes in facts, circumstances or law which may thereafter occur.

This opinion is being delivered to Visant, is intended solely for its use, and may not be otherwise reproduced, filed publicly or relied upon by any other person for any purpose without the express written consent of the undersigned. Notwithstanding the foregoing, (i) this opinion may be relied upon by Simpson Thacher & Bartlett LLP and (ii) we hereby consent to the filing of this opinion letter with the Commission as Exhibit 5.5 to the Post-Effective Amendment and to the use of our name under the caption “Legal Matters” in the Prospectus included in the Post-Effective Amendment. In giving such consent, we do not concede that we are experts within the meaning of the Securities Act or the rules and regulations thereunder or that this consent is required by Section 7 of the Securities Act.

Very truly yours,

/s/ GORDON, FEINBLATT, ROTHMAN,

     HOFFBERGER & HOLLANDER, LLC

Exhibit A

to

Opinion of

Gordon, Feinblatt, Rothman, Hoffberger & Hollander, LLC

Officer’s Certificate

To: Gordon, Feinblatt, Rothman, Hoffberger & Hollander, LLC

I, Marie D. Hlavaty, DO HEREBY CERTIFY that I am the duly elected, qualified and acting Secretary of Phoenix (Md.) Realty, LLC, a Maryland limited liability company (the “Company”). This Officer’s Certificate is delivered to you in connection with the legal opinion which you are delivering in connection with that certain Supplemental Indenture, dated April 1, 2008, among the Company; Phoenix Color Corp., a Delaware corporation; Visant Corporation, a Delaware corporation (“Visant”); PCC Express, Inc., a Delaware corporation; Jaguar Advanced Graphics Group, Inc., a New York corporation; the other Guarantors referred to therein (as defined in the Indenture dated as of October 4, 2004, among Visant, the Guarantors named therein and The Bank of New York Mellon Trust Company, N.A. (formerly known as The Bank of New York) (the “Trustee”), as trustee (the “Indenture”)) and the Trustee (the “Supplemental Indenture”). Capitalized terms used herein without definition have the meanings ascribed to such terms in the legal opinion to which this certificate is attached. I DO FURTHER CERTIFY to the best of my knowledge that, as of the date hereof:

1. Attached hereto as Exhibit A is a true, correct and complete copy of the Officer’s Certificate dated May 20, 2008 and delivered to Gordon, Feinblatt, Rothman, Hoffberger & Hollaner, LLC on the same date, with respect to the Company (the “Original Officer’s Certificate”).

2. The Articles of Organization of the Company, a copy of which was and is attached to the Original Officer’s Certificate as Exhibit I, have remained in full force and effect in such form at all times from and after the date of the Original Officer’s Certificate through the date hereof, without modification or amendment in any respect, and are in full force and effect in such form on and as of the date hereof.

3. The Operating Agreement of the Company (including the By-Laws of the Company attached as Exhibit B to the Operating Agreement), a copy of which was and is attached to the Original Officer’s Certificate as Exhibit II, have remained in full force and effect in such form at all times from and after the date of the Original Officer’s Certificate through the date hereof, without modification or amendment in any respect, and are in full force and effect in such form on and as of the date hereof.

4. The resolutions of the Board of Managers of the Company, dated May 14, 2008 and authorizing the execution, delivery and performance of the Supplemental Indenture and any ancillary agreements related thereto by the Company, which resolutions were attached to the Original Officer’s Certificate as Exhibit III, have remained in full force and effect to and including the date hereof, without modification or amendment in any respect, and are in full force and effect on and as of the date hereof.

5. The Supplemental Indenture and the related Notation to Note Relating to Guarantee was executed by the Company’s Senior Vice President, Finance, who was duly authorized to execute such documents, and such documents were delivered to the Trustee in accordance with Section 106 of the Indenture.

6. There have been no modifications or amendments to the Supplemental Indenture, the Indenture, or any ancillary agreements related thereto from the execution date of such documents through and including the date hereof.

The undersigned acknowledges and agrees that Gordon, Feinblatt, Rothman, Hoffberger & Hollander, LLC intends to, and may, rely on this Officer’s Certificate and the matters contained herein in rendering its opinion in connection with the Supplemental Indenture.

IN WITNESS WHEREOF, I have executed this Officer’s Certificate on behalf of the Company as of the 3rd day of June, 2009

PHOENIX (MD.) REALTY, LLC

By:	/S/ MARIE D. HLAVATY
Marie D. Hlavaty Secretary

Exhibit A

to

Opinion of

Gordon, Feinblatt, Rothman, Hoffberger & Hollander, LLC

Officer’s Certificate

To: Gordon, Feinblatt, Rothman, Hoffberger & Hollander, LLC

I, Marie D. Hlavaty, DO HEREBY CERTIFY that I am the duly elected, qualified and acting Secretary of Phoenix (Md.) Realty, LLC, a Maryland limited liability company (the “Company”). This Officer’s Certificate is delivered to you in connection with the legal opinion which you are delivering in connection with that certain Supplemental Indenture, dated April 1, 2008, among the Company; Phoenix Color Corp., a Delaware corporation; Visant Corporation, a Delaware corporation (“Visant”); PCC Express, Inc., a Delaware corporation; Jaguar Advanced Graphics Group, Inc., a New York corporation; the other Guarantors referred to therein (as defined in the Indenture dated as of October 4, 2004, among Visant, the Guarantors named therein and The Bank of New York Trust Company, N.A. (formerly known as The Bank of New York) (the “Trustee”), as trustee (the “Indenture”)) and the Trustee (the “Supplemental Indenture”). Capitalized terms used herein without definition have the meanings ascribed to such terms in the legal opinion to which this certificate is attached. I DO FURTHER CERTIFY to the best of my knowledge that, as of the date hereof:

7. Attached hereto as Exhibit I is a true, correct and complete copy of the Articles of Organization of the Company, as in effect on and as of the date hereof, as certified by the Maryland State Department of Assessments and Taxation (“SDAT”) as of May 12, 2008, which Articles of Organization have been in full force and effect in such form at all times from and after the date of certification by SDAT to and including the date hereof, without modification or amendment in any respect.

8. Attached hereto as Exhibit II is a true, correct and complete copy of the Operating Agreement of the Company, including the By-Laws of the Company attached as Exhibit B to the Operating Agreement, as in effect on and as of the date hereof, which Operating Agreement and By-Laws remain in full force and effect to and including the date hereof, without modification or amendment in any respect.

9. Attached hereto as Exhibit III are true, correct and complete copies of the resolutions of the Board of Managers of the Company, dated May 14, 2008, authorizing the execution, delivery and performance of the Supplemental Indenture and any ancillary agreements related thereto by the Company, duly adopted by the Board of Managers of the Company, which resolutions remain in full force and effect to and including the date hereof, without modification or amendment in any respect.

10. The Supplemental Indenture and the related Notation to Note Relating to Guarantee was executed by the Company’s Senior Vice President, Finance, who was duly authorized to execute the foregoing, and such documents were delivered to the Trustee in accordance with Section 106 of the Indenture, with the intent of creating an immediately binding agreement.

The undersigned acknowledges and agrees that Gordon, Feinblatt, Rothman, Hoffberger & Hollander, LLC intends to, and may, rely on this Officer’s Certificate and the matters contained herein in rendering its opinion in connection with the Supplemental Indenture.

IN WITNESS WHEREOF, I have executed this Officer’s Certificate on behalf of the Company as of the 20th day of May, 2008

PHOENIX (MD.) REALTY, LLC

By:	/S/ MARIE D. HLAVATY
Marie D. Hlavaty Secretary